EXHIBIT 23(ii)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

BNC Bancorp

Thomasville, North Carolina

We consent to the incorporation by reference in this registration statement on Form S-8 of BNC Bancorp of our report dated March 8, 2006, related to the audit of the consolidated financial statements of BNC Bancorp and subsidiary at December 31, 2005 and for the year then ended, incorporated by reference herein.

/s/ Cherry, Bekaert & Holland, L.L.P.

Raleigh, North Carolina

December 28, 2006